EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



            We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Edison Brothers Stores, Inc. 1997 Stock Option Plan, the Edison Brothers Stores, Inc. 1997 Directors Stock Option Plan, the 1997 Restricted Stock Agreements and the 1997 Employment Termination Agreement (the Plans) and related Prospectus of Edison Brothers Stores, Inc. for the registration of 1,202,000 shares of its common stock of our report dated March 14, 1997, with respect to the consolidated financial statements of Edison Brothers Stores, Inc. as of February 1, 1997 and for each of the two years then ended, incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

                                             /s/ Ernst & Young LLP


St. Louis, Missouri
May 8, 1998





                           Exhibit 23.2 - Page 1